SECURITIES PURCHASE AGREEMENT

  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of December 20, 2004 by and among STRIKEFORCE TECHNOLOGIES, INC., a New Jersey corporation (the "Company") and the Buyers listed on Schedule I attached hereto (individually, a "Buyer" or collectively "Buyers").


                                   WITNESSETH:

     WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase One Million Dollars ($1,000,000) of secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, par value $ 0.0001 (the "Common Stock") (as converted, the "Conversion Shares"), of which $500,000 shall be funded within five (5) business days hereof (the "First Closing"), and $500,000 shall be funded within five (5) business days after the filing of a registration statement (the "Registration Statement") pursuant to the Investor Registration Rights Agreement of even date herewith, with the United States Securities and Exchange Commission (the "SEC") (the "Second Closing"), for a total purchase price of $1,000,000 (the "Purchase Price") in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the "Subscription Amount"); and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

     WHEREAS, the aggregate proceeds of the sale of the Convertible Debentures contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") of even date herewith.

     WHEREAS,   contemporaneously  with  the  execution  and  delivery  of  this
Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the "Irrevocable Transfer Agent Instructions").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement (the "Security Agreement") pursuant to which the Company has agreed to provide the Buyer a security interest in Pledged Collateral (as this term is defined in the Security Agreement) to secure Company's obligations under this Agreement, the Convertible Debenture, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, or any other obligations of the Company to the Buyer.

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

     1. PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

          (a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at each Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer's name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or certified check payable to "David Gonzalez, Esq., as Escrow Agent for StrikeForce Technologies, Inc./Cornell Capital Partners, LP", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith.

          (b) Closing Date. The First Closing of the purchase and sale of the Convertible Debentures shall take place on or before the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the First Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the "First Closing Date"), the Second Closing of the purchase and sale of the Convertible Debentures shall take place on or before the fifth (5th) business day after the Registration Statement is filed with the SEC, subject to notification of satisfaction of the conditions to the Second Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the "Second Closing Date") (collectively referred to a the "Closing Dates"). The Closings shall occur on the respective Closing Dates at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

          (c) Escrow Arrangements; Form of Payment. Upon execution hereof by Buyer(s) and pending the Closings, the aggregate proceeds of the sale of the Convertible Debentures to Buyer(s) pursuant hereto shall be deposited in a non-interest bearing escrow account with David Gonzalez, Esq., as escrow agent (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Dates, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Convertible Debentures to be issued and sold to such Buyer(s), minus a structuring fee of $10,000 to the Buyer pursuant to Section 4(g) hereof, which shall be paid directly from the gross proceeds of the First Closing held in escrow, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer's name on Schedule I, duly executed on behalf of the Company.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

     Each Buyer represents and warrants, severally and not jointly, that:

          (a) Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

          (b) Accredited Investor Status. Each Buyer is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D.

          (c) Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

          (d) Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have been afforded an answer for each such question. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

          (e) No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

          (f) Transfer or Resale. Each Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares.

          (g) Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the Securities Act, or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act.

          (h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          (i) Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, and the Irrevocable transfer Agent Instructions; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

          (j) Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

          (k) No Legal Advice From the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

          (l) No Buyer makes any representation or warranty regarding the Company's ability to successfully become a public company or to have any registration statement filed by the Company pursuant to the Registration Rights Agreement or otherwise declared effective by the SEC. The Company has the sole obligation to make any and all such filings as may be necessary to become a public company and to have any registration statement declared effective by the SEC.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each of the Buyers that, except as set forth in the Disclosure Schedule attached as Exhibit "A" hereto:

          (a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions, and any related agreements, and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions (as defined herein) and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Security Agreement, the Investor
Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The authorized officer of the Company executing this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements knows of no reason why the Company cannot file the registration statement as required under the Investor Registration Rights Agreement or perform any of the Company's other obligations under such documents.

          (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 110,000,000 shares of stock, of which 100,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as preferred stock, and of which 16,892,47701 are outstanding as common stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the Disclosure Schedule, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the Disclosure Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

          (d) Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures the Conversion Shares will be duly issued, fully paid and nonassessable.

          (e) No Conflicts. Except as disclosed in the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Security Agreement, the Investors Registration Rights Agreement, the Escrow Agreement and the Irrevocable Transfer Agent Instructions by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in the Disclosure Schedule, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in the Disclosure Schedule, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

          (f) Financial Statements. As of their respective dates, the financial statements of the Company (the "Financial Statements") for the two most recently completed fiscal years and any subsequent interim period complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) Absence of Litigation. Except as disclosed in the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the Disclosure Schedule, have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (h) Acknowledgment Regarding Buyer's Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm's length purchaser with respect to this
Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

          (i) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

          (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the Securities Act or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

          (k)   Employee   Relations.   Neither  the  Company  nor  any  of  its
subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

          (l) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

          (m) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

          (n) Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (o) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (p) Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (q) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) No Material Adverse Breaches, etc. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

          (s) Tax Status. Except as set forth in the Disclosure Schedule, the Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (t) Certain Transactions. Except as set forth in the Disclosure Schedule, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (u) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

          (v) The Company acknowledges that the Buyer is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Convertible Debentures. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyer would not enter into this Agreement.

     4. COVENANTS.

          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken, or shall provide a satisfactory opinion of counsel that no such Blue Sky registration is required, to the Buyers on or prior to the Closing Date.

          (c) Reporting Status. Commencing on the effectiveness of the registration statement filed with the SEC pursuant to the Investor Registration Rights Agreement and until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debentures are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

          (d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes.

          (e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares of the Company shall call and hold a special meeting of the shareholders within sixty
(60) days of such occurrence, or as soon thereafter as permitted by law, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

          (f) Listings or Quotation. The Company shall, concurrently with the effectiveness of the registration statement filed with the SEC pursuant to the Investor Registration Rights Agreement, secure the listing or quotation of its Common Stock (including, without limitation, the Conversion Shares) upon a national securities exchange, automated quotation system or the Over-The-Counter Bulletin Board ("OTCBB") maintained by the National Association of Securities Dealers, Inc. The Company shall maintain the listing or quotation of the Common Stock for so long as the Buyer is the beneficial owner of any Common Stock or Conversion Shares (whether obtained or to be obtained under this Agreement), the Convertible Debentures or any other agreement between the Company and the Buyer. The Company shall maintain the Common Stock's authorization for quotation on the OTCBB. It shall be an event of default hereunder if the Company fails to strictly comply with its obligations under this Section 4(f).

          (g) Fees and Expenses. Except as set forth below, each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the Escrow Agreement, the Investor Registration Rights Agreement, the Security Agreement and the Irrevocable Transfer Agent Instructions. The Buyer(s) shall be entitled to a commitment fee of ten percent (10%) on the Purchase Price.

     The Company shall pay to the Buyer a structuring fee of Ten Thousand Dollars ($10,000) (the "Structuring Fee") in connection with this transaction, which shall be paid on the First Closing Date directly from the gross proceeds payable to the Company hereunder. The structuring fee shall be deemed fully earned on the date hereof.

     The Company shall be solely responsible for the contents of any such registration statement, prospectus or other filing made with the SEC or otherwise used in the offering of the Company's securities (except as such disclosure relates solely to the Buyer and then only to the extent that such disclosure conforms with information furnished in writing by the Buyer to the Company), even if the Buyer or its agents as an accommodation to the Company participate or assist in the preparation of such registration statement, prospectus or other SEC filing. The Company shall retain its own legal counsel to review, edit, confirm and do all things such counsel deems necessary or desirable to such registration statement, prospectus or other SEC filing to ensure that it does not contain an untrue statement or alleged untrue statement of material fact or omit or alleged to omit a material fact necessary to make the statements made therein, in light of the circumstances under which the statements were made, not misleading.

          (h) Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, an "Organizational Change") unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

          (i) Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or
(iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

          (j) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

          (k) Restriction on Issuance of the Capital Stock. So long as any Convertible Debentures are outstanding, the Company shall not, except as provided in the Disclosure Schedule to this Agreement, without the prior written consent of the Buyer(s), issue or sell shares of Common Stock or Preferred Stock
(i) without consideration or for a consideration per share less than the Bid Price of the

Common Stock determined immediately prior to its issuance, (ii) issue any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price value determined immediately prior to it's issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or
(iv) file any registration statement on Form S-8.

          (l) Lock-up Agreement. On the date hereof, the Company shall obtain from each officer and director of the Company a lock-up agreement. Such lock-up agreement shall prohibit sales of the Company's Common Stock for so long as any portion of the Convertible Debentures is outstanding.

          (m) No Payment of Management Fees. Except as set forth in the Disclosure Schedule, the Company shall not make any payments of (i) accrued and unpaid salaries, management fees, commissions or any other remuneration to officers or directors of the Company or any person or entity that is an "affiliate" of any such person or entity (the "Management Group") or (ii) except for reimbursement of ordinary travel and entertainment expenses, on any notes, accounts payable or other obligations or liabilities owed to any member of Management Group until the Registration Statement has been effective (as declared by the Securities and Exchange Commission) for a period of at least 90 days (the "Prohibition Period").

          (n) No Merger or Sale of Business. For so long as the Convertible Debenture is outstanding, the Company hereby agrees that it will not merge or consolidate with any person or entity, or sell, lease or otherwise dispose of its assets other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its assets on a consolidated basis in any 12 month period, or liquidate, dissolve, recapitalize or reorganize.

          (o) No Indebtedness. For so long as the Convertible Debenture is outstanding, except as provided in the Disclosure Schedule, the Company shall not incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business.

          (p) No Other Registration Statements. Except as set forth in the Disclosure Schedule, except for the filing of the registration statements contemplated in this transaction or the Standby Equity Distribution Agreement of even date herewith (the "Permitted Registration Statements"), for so long as the Convertible Debenture is outstanding, the Company shall not file any other registration statements on any form (including but not limited to forms S-1, SB-2, S-3 and S-8) without the prior written consent of the Buyer. Further, the Company shall not register for sale or resale of any shares of capital stock in the Permitted Registration Statements other than the capital stock beneficially owned by the Buyer or to be issued to the Buyer upon conversion of the Convertible Debentures, exercise of warrants or issuance under the Standby Equity Distribution Agreement of even date herewith.

          (q) Capital Structure of the Company. The Company agrees to change or modify its capital structure as necessary to comply with this agreement at the Buyer's request, which request may be made by the Buyer at any time or from time to time so long as such modification is permitted by laws of the State in which the Company is incorporated.

          (r) The Company covenants to the buyer that the net proceeds to be received by the Company in this transaction shall be used in a manner consistent with uses described in the Budget attached as Exhibit B hereto. The Company ion its discretion may deviate up to ten (10) percent for any single line described in Exhibit B hereto.

     5. TRANSFER AGENT INSTRUCTIONS.

     The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing David Gonzalez, Esq. as its agent for purpose of having certificates issued, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares representing such amounts of Convertible Debentures as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debentures, for interest owed pursuant to the Convertible Debenture, and for any and all Liquidated Damages (as this term is defined in the Investor Registration Rights Agreement). Yorkville Advisors Management, LLC shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. The Company shall not change its transfer agent without the express written consent of the Buyer(s), which may not be unreasonably withheld by the Buyer(s), provided that the successor transfer agent has executed the irrevocable transfer agent instructions Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investor Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Buyer(s) provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer(s) of any of the Conversion Shares is not required under the Securities Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELLER.


     The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (a) Each Buyer shall have executed this Agreement, the Security Agreement, the Escrow Agreement and the Investor Registration Rights Agreement and the Irrevocable Transfer Agent Instructions and delivered the same to the Company.

          (b) The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

          (d) The Company shall have filed a form UCC -1 with regard to the Pledged Property and Pledged Collateral as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Buyer(s).

     7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer(s) at any time in its sole discretion:

          (a) The Company shall have executed this Agreement, the Security Agreement, the Convertible Debenture, the Escrow Agreement, the Irrevocable Transfer Instructions and the Investor Registration Rights Agreement, and delivered the same to the Buyer(s).

          (b) With regard to the Second Closing, the Company shall have filed a registration statement with the SEC as described in the Investor Registration Rights Agreement.

          (c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Dates. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President or Chief Executive Officer of the Company, dated as of the Closing Dates, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Dates regarding the representation contained in Section 3(c) above.

          (d) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

          (e) The Buyer(s) shall have received an opinion of counsel in a form satisfactory to the Buyer(s).

          (f) The Company shall have provided to the Buyer(s) a certificate of good standing from the Secretary of State of New Jersey.

          (g) As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

          (h) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (i) The Company shall have provided to the Buyer an acknowledgement, to the satisfaction of the Buyer, from Massella & Associates, CPA, PLLC, the Company's independent certified public accountants, as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

          (j) The Company shall have filed a form UCC -1 with regard to the Pledged Property and Pledged Collateral as detailed in the Security Agreement and provided proof of such filing to the Buyer(s).

          (k) The Company shall have obtained the approval of its board of directors and a majority of its outstanding shares of capital stock (voting as separate classes, if required by applicable law) to increase its authorized common stock to a number mutually acceptable to the Company and the Buyer.

     8. INDEMNIFICATION.

          (a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including,
without   limitation,   those  retained  in  connection  with  the  transactions
contemplated by this Agreement) (collectively, the "Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

          (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the
Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

     9. GOVERNING LAW: MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:               StrikeForce Technologies, Inc.
                                     1090 King George's Post Road, Suite 108
                                     Edison, NJ 08837
                                     Attention: Mark L. Kay, CEO
                                     Telephone:        (732) 661-9641
                                     Facsimile:        (732) 661-9647

With a copy to:                      Sichenzia, Ross, Friedman and Ference, LLP
                                     1065 Avenue of the Americas
                                     New York, New York 10018
                                     Attn:    Jay R. McDaniel
                                     Telephone:        (212) 930-9700
                                     Facsimile:        (212) 930-9725
If to the Company, to:

                                     StrikeForce Technologies, Inc.
If to the Transfer Agent, to:        Continental Stock Transfer & Trust Co.
                                     17 Battery Place
                                     New York, NY 10004

                                     Attention:        Steven Nelson
                                     Telephone:        (212) 509-2000
                                     Facsimile:        (212) 509-5150

     If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (i) Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

          (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (l) Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

          (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                    [REMAINDER PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                          COMPANY:
                          STRIKEFORCE TECHNOLOGIES, INC.

                          By: /S/ Mark L. Kay
                              ---------------
                          Name    Mark L. Kay
                          Title:  CEO


                          THE BUYER'S(S') SIGNATURES ARE CONTAINED ON SCHEDULE I HERETO

                                    EXHIBIT A


                               DISCLOSURE SCHEDULE




                                   EXHIBIT A-1

                                  SCHEDULE I-1


                                   SCHEDULE I


                               SCHEDULE OF BUYERS

                                                           Address/Facsimile                Amount of
Name                          Signature                     Number of Buyer                 Subscription
---------------------------------------------------------------------------------------------------------
Cornell Capital Partners, LP  By: Yorkville Advisors, LLC   101 Hudson Street - Suite 3700  $1,000,000
                                  Its: General Partner      Jersey City, NJ  07303
                                                            Facsimile: (201) 985-8266

                              By:   /S/ Mark A. Angelo      With a copy to:
                                  ------------------------
                                  Name: Mark A. Angelo      Cornell Capital Partners, LP
                                  Its: Portfolio Manager    101 Hudson Street, Suite 3700
                                                            Jersey City, NJ  07303
                                                            Attention: Troy J. Rillo, Esq.
                                                            Facsimile: (201) 985-8266





                                    EXHIBIT A
                               DISCLOSURE SCHEDULE

This Disclosure and Exception Schedule is made and given pursuant to Articles 3 and 4 of that certain Securities Purchase Agreement dated December __, 2004 by and among StrikeForce Technologies, Inc. and the parties designated as "Buyers" therein. The section numbers in this Schedule of Exceptions correspond to the section numbers in the Securities Purchase Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Securities Purchase Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

Nothing herein constitutes an admission of any liability or obligation on the part of the Company nor an admission against the Company's interest. The inclusion of any schedule herein or any exhibit hereto should not be interpreted as indicating that the Company has determined that such an agreement or other matter is necessarily material to the Company. The Buyer acknowledges that certain information contained in these schedules may constitute material confidential information relating to the Company, which may not be used for any purpose other than that contemplated in the Agreement. Copies of the agreements described herein are available upon request of the Company for review by the Buyer.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     (c)  Capitalization

         In connection with the purchase of certain assets and liabilities of Netlabs.com, Inc., the Company issued to Netlabs.com, Inc. 1,140,000 shares of the common stock of the company, which shares are subject to a provision requiring the parties to enter into a buy-sell agreement granting the Company a right of first refusal. Pending the execution of such an agreement, such shares may not be transferred or encumbered in any manner.

          (i) The Company has adopted a Stock Option Program and Plan under which options in the aggregate amount of 1,000,000 shares may be issued by the Company during 2004. The Company may further, from time to time, issue shares of common stock pursuant to an Employee Stock Ownership Plan (ESOP) or as compensation to the employees, officers, directors or consultants of the Company. Any options or common stock issued by the Company to its employees, officers, directors or consultants may be registered on Form S-8, if such registration is permitted by law. In no event, however, will the shares that (x) issued pursuant to an ESOP, compensation plan or to consultants or (y) that the Company is obligated to issue upon the exercise of options outstanding issued the Stock Option Program and Plan exceed ten (10) percent of the issued common stock of the Company, whichever is greater.

               The Company has issued certain notes, the principal and interest of which are convertible into shares of common stock of the Company, as set forth below. The price at which such notes may be converted is $1.00 per share. In addition, the holders of the notes were granted rights to purchase additional common stock of the Company in an amount not exceeding ten (10) percent of the principal amount of the notes within 10 years of the date of the note at a price of $1.00 per chare.

   -----------------------------------------------------------------------------
                          Loan          Loan         Interest         Due
   Loan Provider          Date         Amount          Rate          Date
   -----------------------------------------------------------------------------
   Brenner, Michael     11/12/03     $50,000.00     Prime + 2%      6/30/05
   -----------------------------------------------------------------------------
   Brenner, Michael     01/05/04      $7,500.00     Prime + 4%      6/30/05
   -----------------------------------------------------------------------------
   Kay, Mark            02/04/04     $60,000.00       5.875%        9/30/05
   -----------------------------------------------------------------------------
   Kay, Mark            06/10/04     $50,000.00       5.875%       12/31/05
   -----------------------------------------------------------------------------
   Kay, Mark            09/07/04     $30,000.00       5.875%       12/31/05
   -----------------------------------------------------------------------------
                            Total:  $197,500.00
                                    ===========


               The Company is presently engaged in negotiations with Secured Digital Applications, Inc. ("SDA") to enter into an agreement whereby SDA will utilize the Company's technology in the development of a secure on-line payment portal and e-commerce applications. In connection with this agreement, the Company may issue common stock to SDA in an amount equal to 10 (ten) percent of its issued common stock in return for a payment of $2,000,000.

               The Company has been engaged in a private placement coordinated by Summit Financial Partners, LLC in the aggregate amount of $3,500,000. The Company may continue to accept subscriptions in connection with this private placement through the date on which a registration statement covering the securities to be issued upon conversion of the Convertible Debenture is filed.

          (ii) The Company has issued certain debt securities noted under (i), above.

          (iii)The Company has granted registration rights to purchasers of the common stock of the company through a private placement coordinated by Summit Financial Partners, LLC. The Company shall be permitted to concurrently register for resale the common stock held by its existing shareholders, a schedule of which is attached hereto as Schedule I.

4.   COVENANTS

     (h)  Corporate Existence

               The Company may effect such mergers with one or more wholly owned subsidiaries as are reasonable and necessary to cause the Company to be reincorporated under Delaware law. Prior to or at the time of such reincorporation, the Company may amend its Certificate of Incorporation to adopt such provisions as the board of directors and, as applicable, the shareholders deem suitable for the effective management of the Company, provided that no such reorganization may impair the security granted to Buyer in connection with the issuance of the Convertible Debentures.

          (k)  Restriction on the Issuance of the Capital Stock

          (i) The Company may issue or sell Common Stock and/or other securities granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's Bid Price value determined immediately prior to its issuance:

               In satisfaction of its obligations disclosed in item 3(c)(i) of this schedule;

               Up to 10 percent of the issued common stock of the Company, pursuant to the exercise of options or award of common stock granted to employees, officers, directors or consultants as compensation; and

               The Company may issue common shares of stock to Secured Digital Applications, Inc. in an amount not exceeding 10 percent of the issued common stock of the Company for $2 million.

          (iii)The Company may issue options to employees officers or directors without consideration or for a consideration per share less than such Common Stock's Bid Price value determined immediately prior to its issuance, subject to the limitations set forth in 3(c)(i) and 4(k)(i) above.

        (m)(ii)The Company may repay notes owed to members of the Management Group in an amount not to exceed $100,000 during the Prohibition Period, provided that the source of funds for the repayment of such notes is not funds that were raised through the issuance of the Convertible Secured Debenture.

          (iv) The Company may, subject to the limitations set forth in 3(c)(i) and 4(k)(i) permit the registration of options or common stock issued to employees or consultants on Form S-8.

Katherine LaRosa                                                    1,125,208
Mark Corrao                                                         1,308,207
Ramarao Pemmaraju                                                   3,264,465
Teddy Svoronos                                                        326,000
Thomas Yon                                                          1,469,418
Robert Denn                                                         3,273,742
                                                                    ---------
           Total Founders                                          10,767,040

Al Rosenthal                                                            3,334
Anthony Mandrachia                                                    105,000
Arinx Francois                                                         30,000
Bhavani Pemmaraju                                                     100,000
Fritz Clarival                                                          6,000
Gene Gavin                                                              2,000
Joanne Delio                                                            1,000
John Delaney                                                            5,100
John Gawlik                                                            60,000
Kevin McMahon                                                           3,180
Livio Belulovich                                                        2,000
Mary Difiore                                                            1,500
Mike Tafuri                                                             1,500
Peter Ortolano                                                          1,200
Rich Roland                                                             3,000
Robert Koch                                                            59,850
Lawrence Sica                                                           5,000
Robert Scios                                                           59,850
Robert Stortz                                                           1,000
Ronald Terchak                                                        150,000
Sal Girardi                                                             1,500
Shanmuganathan                                                        120,000
Shirley Radice                                                          1,000
Sig Silber                                                             15,000
Steven Minunni                                                         10,000
Thomas George                                                          60,000
Tom Stern                                                               1,500
Vincent Sisto                                                          60,000
                                                                       ------
         Total NL Investors                                           869,514
Year 2002 Transactions                                             11,636,554

Mark Kay                                                              300,000
Dave Mitchell                                                             333
Dave Mitchell                                                           1,000
Diane Manturi                                                           5,600
Jeffrey Checchio                                                          100
Jose Manuel Rodriguez                                                  11,500
Lisa Ravioli                                                            1,000
Maria Rodriguez                                                        50,667
Pamela Eugenio                                                         10,667
Thomas Catras                                                          10,000
Yenney Bado                                                             2,000
Hans Fleurival                                                          5,000
Karin Gibson                                                            3,000
Kathleen Yeomans                                                        4,000
Kathleen & Rich Yeomans                                                 3,000
Kurt Jansen                                                            15,000
Majid Prey                                                              5,000
Mary Hanlon                                                             1,000
Barry Wolfman                                                          50,000
Netlabs.com Inc.                                                    1,140,000
Mark Museck - (Gil Rosco)                                               5,000
Calagero Farina                                                         4,000
Anna Farina                                                             6,000
Gerard Eugenio                                                         10,000
Giuliano Farina                                                         1,000
Ignazio Farina                                                          9,000
Lawrence Sica                                                           5,000
Hope Valenti                                                            1,000

Year 2003 Transactions                                              1,659,867

Alan Shoaf                                                            120,000
Altavilla Family Trust                                                560,000
Louis Gonzalez                                                          4,000
Jeff Mason                                                              3,000
Marlin Molinaro                                                       120,000
Maria Rodriguez                                                        27,778
Sondra Schneider                                                       25,000
General Teddy Allen                                                    25,000
Howard Medow                                                           25,000
Bill Demopolis                                                         25,000
Frederick Ilardi                                                       25,000
M Power, LLC                                                          300,000
M Power, LLC                                                           50,000
Sudhaker Bhagavathula                                                  13,889
Monty Schwartz                                                         50,000
Shelley Cohen                                                          50,000
Gary Kotowski                                                          10,000
Michael A. Peca                                                         1,000
Charlene M. Peca                                                        1,000
Pam Eugenio                                                            17,361
Gerard Eugenio                                                         17,361
Mathew Peifer                                                           5,000
Julie & Richard Prough                                                 10,000
Ernest & Antoinette Warren                                              6,944
Hynes Insurance Agency                                                 10,000
Guiliano Farina                                                         2,000
Dara Herskovitz                                                         5,600
Elizabeth Striano                                                       6,944
Kevin Hess                                                              1,389
Jeffrey Ballschmieder                                                   6,944
Thomas Marrinan                                                         2,778
Savitri R. Balkaran                                                     1,389
Gregg Ballschmieder                                                    16,667
Robert W. Hansen Jr.                                                    6,944
Scott Ballschmieder                                                    13,889
Christina T. Gatto                                                      6,944
Vincent Ballschmieder                                                  13,889
Ramashwari Singh                                                          694
Padmini Singh                                                             694
Jerry Vaiana                                                          100,000
Auto Servicio, S.A                                                    100,000
Marguerite Braasch                                                        300
George Brown lll                                                        6,944
Marilou Brown Lesch                                                     6,944
Susan Brown Hansen                                                      6,944
Thomas Brown Sr.                                                        6,944
John Brown                                                              6,944
Robert Brown                                                            6,944
George & Mary Brown                                                    20,833
Howard Medow                                                           30,000
J. Gale Thomas                                                         27,778
Shari Kole                                                             10,000
William Fix                                                             6,944
Thomas Eddy                                                             2,000
Mark L. Kay                                                            41,667
Jae Park                                                                  500
Dr. John M. Pepe                                                       13,889
Mark L. Kay                                                            69,444
Mark L. Kay                                                            69,444
Mark L. Kay                                                            55,556
Mark L. Kay                                                            83,333
Mark L. Kay                                                            69,444
Mark L. Kay                                                            69,444
Michael C. Brenner                                                     10,417
            Total Other                                             2,411,755

OBX Capital Group                                                      69,444
Richard/Liane McDonald                                                 48,612
OBX Capital Group                                                      69,443
OBX Capital Group                                                      69,443
Lawrence/Bonnie Anlauf                                                 25,500
Dr. Ken Johnson                                                       124,000
Jack/Sadie Moskowitz                                                   41,667
OBX Capital Group                                                      83,334
OBX Capital Group                                                     277,778
Lawrence/Bonnie Anlauf                                                 57,163
Alan Shoaf                                                             41,667
Harold Wrobel                                                         138,889
Lawrence/Bonnie Anlauf                                                 10,000
OBX Capital Group                                                      67,361
Alan Shoaf                                                             60,000
                                                                       ------

Grand Total                                                        16,892,477

                                    EXHIBIT B
                         StrikeForce Technologies, Inc.
                             Monthly Cash Burn Rate

                                                                   Monthly
                                                         ---------------------
    Salaries                                                      $114,500.00
    Payroll Taxes                                                  $17,175.00
    Consultants                                                    $10,500.00
    Rent                                                            $6,225.00
    Health Insurance                                                $6,000.00
    Liability Insurance                                               $112.75
    Workers Comp Ins                                                  $191.25
    Telephone                                                       $2,195.00
    FEDEX/UPS                                                         $500.00
    Postage                                                           $100.00
    Global Crossing Internet T1                                       $810.00
    Dell Financial Computer Lease                                     $398.56
    Ikon Financial Computer Lease                                   $2,020.42
    GE Capital Copier Lease                                           $280.90
    Printing and Reproduction                                       $1,000.00
    Rosica Public Rel.                                             $10,000.00
    Blank Rome Government Rel.                                     $10,000.00
    Braithwaite Public Rel.                                         $5,000.00
    Accounting                                                      $5,000.00
    Legal                                                           $7,500.00
    Supplies                                                          $500.00
    T&E                                                             $2,000.00
    Marketing & Trade Shows                                         $5,500.00
    Loans & Interest                                                $7,633.33
    Web Site Development                                            $1,000.00
    Furniture, Fixtures & Equipment                                 $2,365.00
                                                         ---------------------
                                                                  $218,507.21
                                                         =====================

                                        Use of Proceeds for Capital Raised

    Blank Rome Public Relations       PR                           $30,000.00
    Copy Dynamics                     Office                        $3,865.00
    Crossroads Strategy               Consulting                    $7,500.00
    Dell Computers                    Equipment                     $1,224.00
    Gartner                           Consulting                   $58,087.50
    GE Capital                        Lease                         $8,501.53
    IOS Capital                       Lease                        $25,819.00
    Infopro                           Website                       $1,600.00
    Massella & Associates             Accounting                   $52,000.00
    Matsushita Electric Corp          ASP host                     $31,000.00
    NGM                               Consulting                    $7,483.50
    Pepper Hamilton                   Legal                        $19,283.73
    Rosica                            PR                           $22,515.91
    RSA                               Partner Program               $7,950.00
    Szaferman Lakind                  Legal                         $7,174.98
    United Health Care                Health Ins.                  $10,523.69
    WB Mason                          Office                        $1,521.33
    Employee reimbursements           Office                       $25,028.42
    S. Pemmaraju                      Consulting                   $18,000.00
                                                                   ----------
                                                                  $339,078.59
                                                           =====================